     As filed with the Securities and Exchange Commission on July 20, 2001
                                                Registration No. 333-___________

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                           _______________________

                       GUARANTY FEDERAL BANCSHARES, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                              43-1792717
(State or other jurisdiction                                 (I.R.S. Employer
      or incorporation                                      Identification No.)

                             1341 West Battlefield
                          Springfield, Missouri 65807
                   (Address of Principal Executive Offices)


        Guaranty Federal Bancshares, Inc. 2001 Stock Compensation Plan
                           (Full title of the Plan)

                           _______________________

                            Mr. James E. Haseltine
                     President and Chief Executive Officer
                             1341 West Battlefield
                          Springfield, Missouri 65807
                                (417) 520-4333
           (Name, address and telephone number of agent for service)

                                  Copies to:
                            Gregory J. Rubis, Esq.
                        Manatt, Phelps & Phillips, LLP
                        1001 Page Mill Road, Building 2
                          Palo Alto, California 94304

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed maximum      Proposed maximum
  Title of securities          Amount to be         offering price      aggregate offering          Amount of
    to be registered            registered             per share               price             registration fee
------------------------  ----------------------  -------------------  --------------------  -----------------------
common stock, $0.10 par      25,000 shares/(1)/        $11.54/(2)/         $288,500/(2)/             $72.13
value per share ("Common
Stock")

________________
(1) Based on an estimate of the number of shares that will be purchased pursuant to the Guaranty Federal Bancshares, Inc. 2001 Stock Compensation Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional shares that may become available for purchase pursuant to such plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on July 16, 2001, as reported on The Nasdaq Stock Market.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission").

          Guaranty Federal Bancshares, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 registering 25,000 shares of Common Stock issuable upon the exercise of options granted under the Guaranty Federal Bancshares, Inc. 2001 Stock Compensation Plan "Plan").

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

          The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

          (a) Annual Report on Form 10-K, filed on September 26, 2000, for the year ended June 30,2000;

          (b) Quarterly Reports on Form 10-Q filed on November 14, 2000, February 12, 2001 and May 15, 2001, for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, respectively;

          (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on November 6, 1997, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date that this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the Common Stock will be passed upon for the Registrant by Manatt, Phelps & Phillips, LLP, Palo Alto, California.

Item 6.   Indemnification of Directors and Officers.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant provides that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a proceeding; (iv) the rights conferred in the Certificate of Incorporation are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Registrant may not retroactively apply any amendment of the Certificate of Incorporation provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith if his or her action is based on the records or books of account of the Registrant or on information supplied to him or her by officers of the Registrant in the course of their duties or on the advice of legal counsel for the Registrant or on information or records given or reports made to the Registrant by independent certified public accountants or appraisers or other experts.

          The indemnification provision in the Certificate of Incorporation may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

          As approved by the Registrant's Board of Directors, the Registrant maintains director and officer liability insurance.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit Number                     Description of Exhibit
--------------                     ----------------------

      4           Guaranty Federal Bancshares, Inc. 2001 Stock Compensation
                  Plan.
      5           Opinion of Manatt, Phelps & Phillips, LLP.
     23.1         Consent of Manatt, Phelps & Phillips, LLP (included in
                  Exhibit 5).
     23.2         Consent of BKD, LLP.
      24          Power of Attorney (included on signature page hereto).

Item 9.   Undertakings.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on this 19th day of July 2001.

                                        GUARANTY FEDERAL BANCSHARES, INC.


                                        By:  /s/ James E. Haseltine
                                          --------------------------------
                                                 James E. Haseltine
                                                 CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James E. Haseltine and Bruce Winston, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

NAME                                                      TITLE                       DATE
/s/ Jack L. Barham                          Chairman of the Board of Directors   July 19, 2001
-----------------------------------
Jack L. Barham

/s/ James E. Haseltine                      Director, President, and Chief       July 19, 2001
-----------------------------------         Executive Officer
James E. Haseltine                          (principal executive officer)

                                            Director
-----------------------------------
Wayne V. Barnes

/s/ Ivy L. Rogers                           Director                             July 19, 2001
-----------------------------------
Ivy L. Rogers

/s/ Gary Lipscomb                           Director                             July 19, 2001
-----------------------------------
Gary Lipscomb


/s/ Raymond D. Tripp                        Director                             July 19, 2001
-----------------------------------
Raymond D. Tripp

/s/ Gregory V. Ostergren                    Director                             July 19, 2001
----------------------------------
Gregory V. Ostergren

/s/ Kurt D. Hellweg                         Director                             July 19, 2001
-----------------------------------
Kurt D. Hellweg

/s/ Bruce Winston                           Vice President and Chief Financial   July 19, 2001
-----------------------------------         Officer
Bruce Winston                               (principal financial and
                                            accounting officer)